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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 1, 1997

                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)


       DELAWARE                      0-15022               14-1681606
(State or other juris-             (Commission           (IRS Employer
  diction of incorp-               File Number)         Identification No.)
      oration)



195 LAKE LOUISE MARIE ROAD, ROCK HILL, NEW YORK             12775-8000
 (Address of principal executive offices)                   (Zip code)

       Registrant's telephone number, including area code: (914) 796-2100

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.        OTHER EVENTS.

        Acquisition of Western Indemnity Insurance Company

        On December 1, 1997, Frontier Insurance Group, Inc. ("Registrant"), acquired all of the issued and outstanding capital stock of Western Indemnity Insurance Company ("Western") and Professional Risk Management Services of Texas, Inc. ("ProRisk") from the direct or indirect subsidiaries of The Galtney Group, Inc. ("Galtney"), for $48,500,000, pursuant to a stock purchase agreement dated October 3, 1997. In the event the stockholders' equity of Western and ProRisk at December 1, 1997 determined in accordance with generally accepted accounting principles (the "Closing GAAP Equity") exceeds $36,000,000, the purchase price will be increased and Registrant will pay Galtney the amount by which the Closing GAAP Equity exceeds $36,000,000. In the event the Closing GAAP Equity is less than $36,000,000, the purchase price will be decreased and Galtney will pay Registrant the amount by which the Closing GAAP Equity is less than $36,000,000. Further, in the event gross premiums written or assumed by Western and ProRisk on a combined basis, as determined in accordance with statutory accounting principles, for the 39-month period ended December 31, 2000 are less than $75,000,000 in the aggregate, Galtney will pay Registrant an amount, not to exceed $2,000,000, equal to 10% of the difference between $75,000,000 and the aggregate amount of gross premiums written during the 39-month period.

        Registrant and Galtney have agreed, among other things, subject to certain exceptions and qualifications, that until December 1, 2000, (i) Galtney will provide Registrant with the opportunity to quote on substantially all new business produced by Galtney generally classified as medical professional liability, both primary and excess, (ii) Galtney will provide Registrant with a right of first refusal for a period of 48 hours for renewal of all business Galtney placed with Western which was in effect on December 1, 1997, (iii) Western will continue its existing fronting arrangement at the same fronting fee for Columbia/HCA (Healthcare Indemnity) and (iv) Registrant will cause Western to maintain an office in Houston, Texas.

        Western specializes in professional liability insurance for health care providers and related disciplines. Western's operations will remain headquartered in Houston, Texas, under the direction of Richard F. Harris, its Chief Executive Officer. ProRisk is a Texas managing general agency which Registrant intends to merge into Western.

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        Sale of Florida Medical Malpractice Book of Business

        Also on December 1, 1997, a subsidiary of Registrant sold substantially all of its Florida medical malpractice book of business, excluding coverage for dentists, psychiatrists and chiropractors and insurance policies issued and insured under national programs or social service programs, to a subsidiary of FPIC Insurance Group, Inc. (Nasdaq: FPIC), a publicly traded insurance holding company ("FPIC"), in consideration for the issuance to Registrant of 111,663 shares of FPIC's common stock. In the event the total direct written premiums and assumed premiums received by the FPIC subsidiary as a result of renewals from the acquired book of business for the twelve-month period ended November 30, 1998 (the "Post-Closing Renewals") exceed $8,000,000, the FPIC subsidiary will pay Registrant's subsidiary 40% of the difference between the Post-Closing Renewals and $8,000,000. In the event the Post-Closing Renewals are less than $8,000,000, Registrant's subsidiary will pay the FPIC subsidiary 40% of the difference between $8,000,000 and the Post-Closing Renewals. Registrant's subsidiary has granted the FPIC subsidiary the right through December 1, 2000 to elect to participate for a three-year term in any of Registrant's national medical malpractice insurance programs by reinsuring either the Florida component of such programs or a percentage of the overall programs equivalent to the Florida component. Subject to certain qualifications, Registrant's subsidiary has agreed not to act as an insurer or agent, or to permit any of its affiliates to so act, with respect to medical professional liability insurance in the State of Florida through November 30, 2000.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    Exhibits.

             10.17 Stock Purchase Agreement dated October 3, 1997 among The Galtney Group, Inc., Galtney Holdings, Inc., Healthcare Insurance Services, Inc. and Registrant.

             10.18 Asset Purchase Agreement dated December 1, 1997 by and between Medical Professional Liability Agency, Ltd. and FPIC Insurance Agency, Inc. and. for purposes of Sections 5.1, 5.2, 5.3 and 5.4 only, Frontier Insurance Company.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FRONTIER INSURANCE GROUP, INC.
                                    (Registrant)




                                    By: /s/ Mark E. Mishler
                                      __________________________________________
                                        Mark E. Mishler
                                      Vice President and Chief Financial Officer

Dated:  December 5, 1997




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                                  EXHIBIT INDEX

Exhibit                                                                 Page
-------                                                                 ----
10.17             Stock Purchase Agreement dated October 3,
                  1997 among The Galtney Group, Inc., Galtney
                  Holdings, Inc., Healthcare Insurance Services,
                  Inc. and Registrant.

10.18             Asset Purchase Agreement dated December 1,
                  1997 by and between Medical Professional
                  Liability Agency, Ltd. and FPIC Insurance
                  Agency, Inc. and. for purposes of Sections 5.1, 5.2, 5.3 and 5.4 only, Frontier Insurance Company.






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